UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

BLACKLINE, INC.
(Name of Registrant as Specified In Its Charter)

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP ENGAGED CAPITAL, LLC ENGAGED CAPITAL HOLDINGS, LLC GLENN W. WELLING STORM DUNCAN CHRISTOPHER HALLENBECK CHRISTOPHER B. HETRICK CHRISTOPHER L. YOUNG
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Engaged Capital, LLC (“Engaged Capital”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of BlackLine, Inc., a Delaware corporation (the “Company”).

Item 1: On January 13, 2026, Engaged Capital issued the following press release in both English and German:

Engaged Capital Announces Intention to Nominate Highly Qualified Director Candidates to BlackLine, Inc.’s Board

Underscores the Board’s Failure to Act in Stockholders’ Best Interests, Including the Board’s Reported Rejection of a Premium Acquisition Offer and Apparent Entrenchment Efforts Ahead of the 2026 Annual Meeting

Believes a Reconstitution of the Board Is Now the Only Way to Ensure an Objective Evaluation of Potential Strategic Opportunities That Could Lead to a Value-Maximizing Outcome for All Stockholders

Highlights Nominees’ Software Industry, M&A and Governance Experience, Sound Judgment and Clear Mandate That Aligns With the Interests of All Stockholders

Encourages Stockholders to Visit www.SaveBlackLine.com for Additional Information and Updates

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--Engaged Capital, LLC (“Engaged Capital”), an investment firm specializing in enhancing the value of small- and mid-cap North American companies, today announced its intention to nominate a slate of highly qualified director candidates to the BlackLine, Inc. (NASDAQ: BL) (“BlackLine” or the “Company”) Board of Directors (the “Board”) in connection with the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”).

Glenn W. Welling, Founder and Chief Investment Officer of Engaged Capital, commented:

“It is clear to us that the BlackLine Board has failed in its fiduciary duty to act in stockholders’ best interests. BlackLine’s stock has underperformed the market and software peers for years. Since appointing Owen Ryan as CEO, or co-CEO, BlackLine’s revenue growth has decelerated substantially and the Company’s valuation multiple has compressed. Considering the Company’s prolonged underperformance and inability to generate stockholder value as an independent public company, the Board’s apparent inaction and outright rejection of a credible acquisition proposal without further engagement are a clear dereliction of its fiduciary duty.

Compounding these failures, the Company’s stated intention to reduce the size of the Board at the Annual Meeting appears to be an entrenchment maneuver designed to reduce accountability and limit stockholders’ ability to elect new, independent directors. We find this deeply concerning. Accordingly, Engaged Capital intends to nominate a number of candidates commensurate with the number of Board seats ultimately up for election at the Annual Meeting.

We continue to believe BlackLine is a highly valuable and strategic asset, but unlocking that value requires objective oversight and real accountability. That is why we intend to nominate a slate of highly qualified director candidates to the Board at the next Annual Meeting who are committed to representing stockholders’ best interests. Our nominees bring deep software, operational, governance and M&A expertise, and will ensure all strategic alternatives, including a sale, are rigorously and objectively evaluated.

If the Board remains unwilling to fulfill its fiduciary responsibility, we believe a proxy contest may be the only viable path to correcting these governance failures and maximizing value for all stockholders.”

Engaged Capital’s Director Candidates:

Storm Duncan

Mr. Duncan brings three decades of technology industry experience, including significant M&A expertise and operating experience as a technology company CEO.

•	Mr. Duncan currently serves as Founder and CEO of Ignatious, a leading technology-focused M&A advisory firm specializing in artificial intelligence, software and fintech.
•	Prior to founding Ignatious, Mr. Duncan was Global Head of Technology M&A and Managing Director at Jefferies. Mr. Duncan also previously served as Managing Director, Global Head of Technology M&A and Senior Advisor at Credit Suisse Group AG.
•	Throughout his career, Mr. Duncan has advised on landmark M&A transactions across the software and internet sectors, including serving as a strategic advisor to Google on its acquisitions of DoubleClick and YouTube, the highest-returning acquisition in its history, and the sale of Sun (including MySQL and Java) to Oracle (NYSE: ORCL), among others.
•	Mr. Duncan has also served as CEO of multiple technology companies where he led technology development and operational efforts, and a board member, investor and/or strategic advisor to several technology companies, including Sundrop (sold to Mercury), Automatic, Anthropic, Blockstream, Dataminr and Guideline (sold to Gusto).

Christopher Hallenbeck

Mr. Hallenbeck brings more than 25 years of experience as an operator at leading software companies, including SAP SE, Google Cloud, McKinsey & Company and Boomi.

•	Mr. Hallenbeck currently serves as SVP and General Manager of AI & Platform at Boomi, where he leads the company’s platform and AI strategy and go-to-market execution.
•	He previously served as a Principal at McKinsey & Company, where he advised C-suite technology leaders on enterprise software strategy, AI adoption and operating model transformation.
•	Earlier in his career, Mr. Hallenbeck led go-to-market strategy and solution architecture at Google Cloud.
•	He was also a member of SAP SE’s (NYSE: SAP) executive leadership team, serving as SVP of Platform, where he was responsible for product strategy, product management and go-to-market strategy for the $2.4 billion Platform division, including HANA, AI/ML and data management.

Christopher L. Young

Mr. Young brings significant experience as a strategic advisor to public company boards and institutional investors, with deep expertise in complex M&A, corporate governance and shareholder engagement.

•	Most recently, Mr. Young served as Managing Director and the first Global Head of Contested Situations at Jefferies, where he advised public company boards across sectors on contested situations, including shareholder activism defense and complex M&A matters.
•	Prior to Jefferies, Mr. Young served as Managing Director and the first Global Head of Contested Situations at Credit Suisse Group AG, where he advised public company boards globally on complex situations.
•	Earlier in his career, Mr. Young founded and led the Special Situations Research Team at Institutional Shareholder Services (ISS), where he advised institutional investor clients on special situations and governance matters across industry sectors.
•	Mr. Young was previously an investment banker at Bear Stearns covering the technology sector, an M&A lawyer at Sullivan & Cromwell and a futures and options trader at Sumitomo Bank.
•	Mr. Young is a CFA charterholder and a member of the New York State Bar Association.

Christopher B. Hetrick, CFA

Mr. Hetrick brings significant expertise in corporate strategy, capital allocation and investor communications as well as a significant stockholder’s perspective.

•	Mr. Hetrick has served as Director of Research at Engaged Capital since co-founding the firm in 2012, where he is responsible for managing the research team and investment process from idea generation through catalyzing portfolio company changes.
•	Prior to Engaged Capital, Mr. Hetrick spent more than 10 years with Relational Investors, where he was the firm’s senior consumer analyst overseeing more than $1 billion in consumer sector investments.
•	From 2017 to 2024, Mr. Hetrick was a member of the Board of Directors of Upbound Group, Inc. (NASDAQ: UPBD), formerly Rent-A-Center, Inc., an industry-leading omni-channel lease-to-own provider where he served as Chair of the Compensation Committee and as a member of the Nominating and Governance Committee and the Audit Committee.
•	Mr. Hetrick is a CFA charterholder.

Additional information regarding Engaged Capital’s plan to save BlackLine can be found at www.SaveBlackLine.com.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) is an investment advisor with a private equity-like investing style in the U.S. public equity markets. Engaged Capital seeks to help build sustainable businesses that create long-term stockholder value by engaging with and bringing an owner’s perspective to the managements and boards of undervalued public companies and working with them to unlock the embedded value within their businesses. Engaged Capital focuses on delivering superior, long-term, risk-adjusted returns for its limited partners. Engaged Capital was established in 2012 and is based in Newport Beach, California. Learn more at www.engagedcapital.com.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Engaged Capital, LLC (“Engaged Capital”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying BLUE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2026 annual meeting of stockholders of BlackLine, Inc., a Delaware corporation (the “Company”).

ENGAGED CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS, INCLUDING A PROXY CARD, AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the anticipated proxy solicitation are expected to be Engaged Capital Flagship Master Fund, LP (“Engaged Capital Flagship Master”), Engaged Capital, Engaged Capital Holdings, LLC (“Engaged Holdings”), Glenn W. Welling, Storm Duncan, Christopher Hallenbeck, Christopher L. Young and Christopher B. Hetrick.

As of the date hereof, Engaged Capital Flagship Master directly beneficially owns 1,083,619 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company. Engaged Capital, as the general partner and investment adviser of Engaged Capital Flagship Master, may be deemed to beneficially own the 1,083,619 shares of Common Stock owned by Engaged Capital Flagship Master. Engaged Holdings, as the managing member of Engaged Capital, may be deemed to beneficially own the 1,083,619 shares of Common Stock owned by Engaged Capital Flagship Master. Mr. Welling, as the Founder and Chief Investment Officer of Engaged Capital and sole member of Engaged Holdings, may be deemed to beneficially own the 1,083,619 shares of Common Stock owned by Engaged Capital Flagship Master. As of the date hereof, Messrs. Duncan, Hallenbeck, Young and Hetrick do not beneficially own any shares of Common Stock.

Contacts

Longacre Square Partners LLC

Greg Marose / Ashley Areopagita, 646-386-0091

engagedcapital@longacresquare.com

Engaged Capital gibt die Absicht bekannt, hochqualifizierte Kandidaten für den Vorstand von BlackLine, Inc. vorzuschlagen

Unterstreicht das Versäumnis des Vorstands, im besten Interesse der Aktionäre zu handeln, einschließlich der gemeldeten Ablehnung eines Übernahmeangebots mit Aufschlag durch den Vorstand und offensichtlicher Bemühungen zur Festigung der Position im Vorfeld der Jahreshauptversammlung 2026

Eine Neubesetzung des Vorstands wird als derzeit einzig gangbarer Weg angesehen, um eine objektive Bewertung potenzieller strategischer Möglichkeiten zu gewährleisten, die zu einer Wertmaximierung für alle Aktionäre führen könnten

Hervorhebung der Erfahrung der Kandidaten in der Softwarebranche, im Bereich Fusionen und Übernahmen sowie in der Unternehmensführung, ihres fundierten Urteilsvermögens und ihres klaren Mandats, das mit den Interessen aller Aktionäre im Einklang steht

Empfiehlt Aktionären, die Website www.SaveBlackLine.com zu besuchen, um weitere Informationen und aktuelle Meldungen zu erhalten

NEWPORT BEACH, Kalifornien--(BUSINESS WIRE)--Engaged Capital, LLC („Engaged Capital”), eine Investmentgesellschaft, die sich auf die Wertsteigerung von nordamerikanischen Small- und Mid-Cap-Unternehmen spezialisiert hat, gab heute ihre Absicht bekannt, eine Liste hochqualifizierter Kandidaten für den Vorstand von BlackLine, Inc. (NASDAQ: BL) („BlackLine” oder das „Unternehmen”) in Verbindung mit der Jahreshauptversammlung 2026 des Unternehmens (die „Jahreshauptversammlung”) vorzuschlagen.

Glenn W. Welling, Gründer und Chief Investment Officer von Engaged Capital, äußerte sich wie folgt:

„Es ist für uns offensichtlich, dass der BlackLine-Vorstand seiner treuhänderischen Pflicht, im besten Interesse der Aktionäre zu handeln, nicht nachgekommen ist. Die Aktie von BlackLine hat sich seit Jahren schlechter entwickelt als der Markt und andere Softwareunternehmen. Seit der Ernennung von Owen Ryan zum CEO bzw. Co-CEO hat sich das Umsatzwachstum von BlackLine erheblich verlangsamt und die Bewertungskennzahlen des Unternehmens sind gesunken. Angesichts der anhaltenden Underperformance des Unternehmens und seiner Unfähigkeit, als unabhängiges börsennotiertes Unternehmen Shareholder Value zu generieren, stellen die offensichtliche Untätigkeit des Vorstands und die völlige Ablehnung eines glaubwürdigen Übernahmeangebots ohne weitere Verhandlungen eine klare Verletzung seiner Treuhandpflicht dar.

Zu diesen Versäumnissen kommt hinzu, dass die vom Unternehmen angekündigte Absicht, den Vorstand auf der Jahreshauptversammlung zu verkleinern, als Manöver zur Festigung der eigenen Position erscheint, um die Rechenschaftspflicht zu verringern und die Möglichkeiten der Aktionäre zur Wahl neuer, unabhängiger Vorstandsmitglieder einzuschränken. Wir halten dies für äußerst besorgniserregend. Dementsprechend beabsichtigt Engaged Capital, eine Anzahl von Kandidaten zu nominieren, die der Anzahl der Sitze im Vorstand entspricht, die letztendlich bei der Jahreshauptversammlung zur Wahl stehen.

Wir sind weiterhin davon überzeugt, dass BlackLine ein äußerst wertvolles und strategisches Unternehmen ist, aber um diesen Wert freizusetzen, sind eine objektive Aufsicht und echte Rechenschaftspflicht erforderlich. Aus diesem Grund beabsichtigen wir, auf der nächsten Jahreshauptversammlung eine Liste hochqualifizierter Kandidaten für den Vorstand zu nominieren, die sich für die Interessen der Aktionäre einsetzen. Unsere Kandidaten verfügen über fundierte Fachkenntnisse in den Bereichen Software, Betrieb, Unternehmensführung und Fusionen und Übernahmen und werden sicherstellen, dass alle strategischen Alternativen, einschließlich eines Verkaufs, gründlich und objektiv geprüft werden.

Sollte der Vorstand weiterhin nicht bereit sein, seiner treuhänderischen Verantwortung nachzukommen, sind wir der Ansicht, dass eine Proxy-Auseinandersetzung möglicherweise der einzig gangbare Weg ist, um diese Versäumnisse in der Unternehmensführung zu korrigieren und den Wert für alle Aktionäre zu maximieren.”

Direktoren-Kandidaten von Engaged Capital:

Storm Duncan

Herr Duncan verfügt über drei Jahrzehnte Erfahrung in der Technologiebranche, einschließlich umfangreicher Fachkenntnisse im Bereich Fusionen und Übernahmen sowie operativer Erfahrung als CEO eines Technologieunternehmens.

•	Herr Duncan ist derzeit Gründer und CEO von Ignatious, einem führenden technologieorientierten M&A-Beratungsunternehmen, das sich auf künstliche Intelligenz, Software und Fintech spezialisiert hat.
•	Vor der Gründung von Ignatious war Herr Duncan Global Head of Technology M&A und Managing Director bei Jefferies. Herr Duncan war zuvor als Managing Director, Global Head of Technology M&A und Senior Advisor bei der Credit Suisse Group AG tätig.
•	Im Laufe seiner Karriere hat Herr Duncan bei bedeutenden M&A-Transaktionen in der Software- und Internetbranche beraten, darunter als strategischer Berater von Google bei der Übernahme von DoubleClick und YouTube, der umsatzstärksten Akquisition in der Unternehmensgeschichte, sowie beim Verkauf von Sun (einschließlich MySQL und Java) an Oracle (NYSE: ORCL).
•	Herr Duncan war außerdem als CEO mehrerer Technologieunternehmen tätig, wo er die Technologieentwicklung und den operativen Betrieb leitete, sowie als Vorstandsmitglied, Investor und/oder strategischer Berater für mehrere Technologieunternehmen, darunter Sundrop (verkauft an Mercury), Automatic, Anthropic, Blockstream, Dataminr und Guideline (verkauft an Gusto).

Christopher Hallenbeck

Herr Hallenbeck verfügt über mehr als 25 Jahre Erfahrung als Führungskraft bei führenden Softwareunternehmen, darunter SAP SE, Google Cloud, McKinsey & Company und Boomi.

•	Herr Hallenbeck ist derzeit als Senior Vice President und General Manager für den Bereich KI und Plattformen bei Boomi tätig, wo er die Plattform- und KI-Strategie des Unternehmens sowie die Markteinführung leitet.
•	Zuvor war er als Principal bei McKinsey & Company tätig, wo er Führungskräfte im Technologiebereich zu Unternehmenssoftwarestrategien, der Einführung von KI und der Transformation von Betriebsmodellen beriet.
•	Zu Beginn seiner Karriere leitete Herr Hallenbeck die Markteinführungsstrategie und Lösungsarchitektur bei Google Cloud.

•	Darüber hinaus war er Mitglied der Geschäftsleitung von SAP SE (NYSE: SAP) und fungierte als Senior Vice President of Platform, wo er für die Produktstrategie, das Produktmanagement und die Markteinführungsstrategie des 2,4 Milliarden Dollar schweren Geschäftsbereichs Platform verantwortlich war, darunter HANA, KI/ML und Datenmanagement.

Christopher L. Young

Herr Young verfügt über umfangreiche Erfahrung als strategischer Berater für Vorstände börsennotierter Unternehmen und institutionelle Investoren und verfügt über fundierte Fachkenntnisse in den Bereichen komplexe Fusionen und Übernahmen, Corporate Governance und Aktionärsengagement.

•	Zuletzt war Herr Young als Managing Director und erster Global Head of Contested Situations bei Jefferies tätig, wo er Vorstände börsennotierter Unternehmen aus verschiedenen Branchen in strittigen Situationen beriet, darunter bei der Abwehr von Aktionärsaktivismus und komplexen M&A-Angelegenheiten.
•	Vor seiner Tätigkeit bei Jefferies war Herr Young als Managing Director und erster Global Head of Contested Situations bei der Credit Suisse Group AG tätig, wo er Vorstände börsennotierter Unternehmen weltweit in komplexen Situationen beriet.
•	Zu Beginn seiner Karriere gründete und leitete Herr Young das Special Situations Research Team bei Institutional Shareholder Services (ISS), wo er institutionelle Anlegerkunden zu besonderen Situationen und Governance-Fragen in verschiedenen Branchen beriet.
•	Herr Young war zuvor als Investmentbanker bei Bear Stearns im Technologiesektor tätig, als Anwalt für Fusionen und Übernahmen bei Sullivan & Cromwell und als Termin- und Optionshändler bei der Sumitomo Bank.
•	Herr Young ist CFA-Charterholder und Mitglied der Anwaltskammer des Staates New York.

Christopher B. Hetrick, CFA

Herr Hetrick verfügt über umfangreiche Fachkenntnisse in den Bereichen Unternehmensstrategie, Kapitalallokation und Investorenkommunikation und bringt die Perspektive eines bedeutenden Aktionärs mit ein.

•	Herr Hetrick ist seit der Mitbegründung des Unternehmens im Jahr 2012 als Forschungsleiter bei Engaged Capital tätig. In dieser Funktion ist er für die Leitung des Forschungsteams und den Investitionsprozess verantwortlich, von der Ideenfindung bis hin zur Förderung von Veränderungen in den Portfoliounternehmen.
•	Vor seiner Tätigkeit bei Engaged Capital war Herr Hetrick mehr als 10 Jahre bei Relational Investors beschäftigt, wo er als leitender Verbraucheranalyst für Investitionen im Verbrauchersektor in Höhe von über 1 Milliarde US-Dollar verantwortlich war.

•	Von 2017 bis 2024 war Herr Hetrick Mitglied des Verwaltungsrats der Upbound Group, Inc. (NASDAQ: UPBD), ehemals Rent-A-Center, Inc., einem branchenführenden Omni-Channel-Anbieter von Mietkaufprodukten, wo er als Vorsitzender des Vergütungsausschusses und als Mitglied des Nominierungs- und Governance-Ausschusses sowie des Prüfungsausschusses tätig war.
•	Herr Hetrick ist CFA-Charterholder.

Weitere Informationen zum Plan von Engaged Capital zur Rettung von BlackLine finden Sie unter www.SaveBlackLine.com.

Über Engaged Capital

Engaged Capital, LLC („Engaged Capital”) ist ein Anlageberater mit einem Private-Equity-ähnlichen Anlagestil an den öffentlichen Aktienmärkten der USA. Engaged Capital ist bestrebt, zum Aufbau nachhaltiger Unternehmen beizutragen, die langfristigen Shareholder Value schaffen, indem es mit den Geschäftsführungen und Vorständen unterbewerteter börsennotierter Unternehmen in Dialog tritt, ihnen die Perspektive eines Eigentümers vermittelt und mit ihnen zusammenarbeitet, um den in ihren Unternehmen enthaltenen Wert freizusetzen. Engaged Capital konzentriert sich darauf, seinen Kommanditisten überdurchschnittliche, langfristige und risikobereinigte Renditen zu bieten. Engaged Capital wurde 2012 gegründet und hat seinen Sitz in Newport Beach, Kalifornien. Weitere Informationen finden Sie unter www.engagedcapital.com.

BESTIMMTE INFORMATIONEN ÜBER DIE TEILNEHMER

Engaged Capital, LLC („Engaged Capital”) beabsichtigt gemeinsam mit den anderen hier genannten Teilnehmern, eine vorläufige Vollmachtserklärung und eine begleitende BLAUE Universalvollmachtskarte bei der Securities and Exchange Commission („SEC”) einzureichen, um Stimmen für die Wahl seiner hochqualifizierten Kandidaten für den Verwaltungsrat bei der Jahreshauptversammlung 2026 der BlackLine, Inc., einer Gesellschaft nach dem Recht des Bundesstaates Delaware (die „Gesellschaft”), zu werben.

ENGAGED CAPITAL EMPFIEHLT ALLEN AKTIONÄREN DES UNTERNEHMENS DRINGEND, DIE VOLLMACHTERKLÄRUNG UND ANDERE VOLLMACHTSUNTERLAGEN, EINSCHLIESSLICH DER VOLLMACHTKARTE, ZU LESEN, SOBALD SIE VERFÜGBAR SIND, DA SIE WICHTIGE INFORMATIONEN ENTHALTEN. DIESE VERTRETUNGSDOKUMENTE SIND KOSTENLOS AUF DER WEBSITE DER SEC UNTER HTTP://WWW.SEC.GOV VERFÜGBAR. DARÜBER HINAUS STELLEN DIE TEILNEHMER DIESER VOLLMACHTSERMÄCHTIGUNG AUF ANFRAGE KOSTENLOS KOPIEN DER VOLLMACHTSERMÄCHTIGUNG ZUR VERFÜGUNG, SOBALD DIESE VORLIEGT. ANFRAGEN FÜR KOPIEN BITTE AN DEN VERTRETER DER TEILNEHMER RICHTEN.

Es wird erwartet, dass die Teilnehmer an der geplanten Proxy-Solicitation Engaged Capital Flagship Master Fund, LP („Engaged Capital Flagship Master”), Engaged Capital, Engaged Capital Holdings, LLC („Engaged Holdings”), Glenn W. Welling, Storm Duncan, Christopher Hallenbeck, Christopher L. Young und Christopher B. Hetrick sein werden.

Zum Zeitpunkt der Veröffentlichung dieses Dokuments hält Engaged Capital Flagship Master direkt 1.083.619 Stammaktien mit einem Nennwert von 0,01 US-Dollar pro Aktie (die „Stammaktien”) des Unternehmens. Engaged Capital, als Komplementär und Anlageberater von Engaged Capital Flagship Master, kann als wirtschaftlicher Eigentümer der 1.083.619 Stammaktien angesehen werden, die sich im Besitz von Engaged Capital Flagship Master befinden. Engaged Holdings, als geschäftsführendes Mitglied von Engaged Capital, kann als wirtschaftlicher Eigentümer der 1.083.619 Stammaktien angesehen werden, die sich im Besitz von Engaged Capital Flagship Master befinden. Herr Welling, als Gründer und Chief Investment Officer von Engaged Capital und alleiniges Mitglied von Engaged Holdings, kann als wirtschaftlicher Eigentümer der 1.083.619 Stammaktien angesehen werden, die sich im Besitz von Engaged Capital Flagship Master befinden. Zum Zeitpunkt der Veröffentlichung dieses Dokuments sind die Herren Duncan, Hallenbeck, Young und Hetrick nicht als wirtschaftliche Eigentümer von Stammaktien aufgeführt.

Die Ausgangssprache, in der der Originaltext veröffentlicht wird, ist die offizielle und autorisierte Version. Übersetzungen werden zur besseren Verständigung mitgeliefert. Nur die Sprachversion, die im Original veröffentlicht wurde, ist rechtsgültig. Gleichen Sie deshalb Übersetzungen mit der originalen Sprachversion der Veröffentlichung ab.

Contacts

Longacre Square Partners LLC
Greg Marose / Ashley Areopagita, 646-386-0091
engagedcapital@longacresquare.com

Item 2: Also on January 13, 2026, Engaged Capital launched a website, www.SaveBlackLine.com, to communicate with the Company’s stockholders regarding the Annual Meeting. The materials posted to www.SaveBlackLine.com are attached hereto as Exhibit 1 and incorporated herein by reference.